Exhibit 99.1

ESH Acquisition Corp. Announces Receipt of Nasdaq Deficiency Letter, Redemption of Public Shares and Subsequent Dissolution

New York, New York, April 23, 2026 (GLOBE NEWSWIRE) -- ESH Acquisition Corp. (the “Company”) (Nasdaq: ESHA) announced today that the Company received a notice (the “Deficiency Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq") stating that the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the "Form 10-K"), and therefore no longer complies with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission. The Deficiency Notice stated that the Company has 60 calendar days to submit a plan to regain compliance and, if Nasdaq accepts the plan, Nasdaq may grant the Company an exception of up to 180 calendar days from the due date of the Form 10-K, or until October 14, 2026, to regain compliance. The notice has no effect at this time on the listing of the Company's securities, which will continue to trade uninterrupted on the Nasdaq Capital Market under the symbol "ESHA" until the Record Date, as described below.

The Company further announced that it will cease its operations as of April 30, 2026 (the “Record Date”), and as promptly as reasonably possible but not more than ten business days thereafter, will redeem all of its outstanding shares of common stock that were included in the units issued in its initial public offering (the “public shares”), effective as of the close of business on the Record Date, as the Company will not consummate an initial business combination on or prior to June 13, 2026.

Pursuant to the Amended and Restated Certificate of Incorporation, if the Company does not complete its initial business combination by December 16, 2025 (subject to the election of the Board of Directors of the Company (the “Board”) to contribute funds to the Company’s trust account in order to extend monthly up to June 13, 2026), then the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Public Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Company’s trust account, including interest not previously released to the Company to pay its franchise and income taxes, by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.

The public shares will cease trading on the Record Date. As of the close of business on the Record Date, the public shares will be deemed cancelled and will represent only the right to receive the redemption amount.

The redemption amount will be payable to the holders of the public shares upon delivery of their shares. Beneficial Owners of public shares held in “street name,” however, will not need to take any action in order to receive the redemption amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants or rights, which will expire worthless.

The Company expects to file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, the redemption of the Company’s public shares and the Company’s subsequent dissolution and liquidation and its delisting from the Nasdaq Capital Market and its termination of registration with the Commission. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from the Company’s historical results and those presently anticipated or projected. The Company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date. The Company assumes no obligation to update forward-looking statements except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

ESH Acquisition Corp.

Jonathan Morris jonathan@eshacquisition.com

212-287-5022